    As filed with the Securities and Exchange Commission on January 25, 2001
                                                 Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           o2wireless Solutions, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                    Georgia                                58-2467466
        ---------------------------------        -------------------------------
        (State or other jurisdiction             (I.R.S. Employer Identification
        of incorporation or organization)                    Number)

              440 Interstate Parkway North, Atlanta, Georgia 30339
              ----------------------------------------------------
             (Address of Principal Executive Offices)   (Zip Code)

                             1998 STOCK OPTION PLAN
                             ----------------------
                            (Full Title of the Plan)

                            Stephen F. Johnston, Sr.
                              Chairman of the Board
                          440 Interstate Parkway North
                             Atlanta, Georgia 30339
                                 (770) 763-5620
                   -------------------------------------------
                   (Name, address, telephone number, including
                        area code, of agent for service)

                             ----------------------
                              Copies Requested to:
                             Terry F. Schwartz, Esq.
                         Smith, Gambrell & Russell, LLP
                     1230 Peachtree Street, N.E., Suite 3100
                             Atlanta, Georgia 30309
                                 (404) 815-3500

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                    Proposed Maximum        Proposed Maximum
  Title of Securities         Amount to be         Offering Price Per      Aggregate Offering              Amount of
   to be Registered            Registered              Share(1)                Price(1)                Registration Fee
  -------------------         ------------         ------------------      ------------------          ----------------
Options and Shares of
$.0001 par value               1,837,205               $  9.97                $ 18,316,934                 $ 4,580
Common Stock                    Shares
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low reported prices of the Common Stock on the Nasdaq National Market on January 22, 2001.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

         1. The Company's latest Prospectus filed pursuant to Rule 424(b), including the audited financial statements contained therein, as filed with the Commission on August 16, 2000;

         2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on August 9, 2000; and

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

ITEM 4.           DESCRIPTION OF SECURITIES.

         No response is required to this item.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         No response is required to this item.

ITEM 6.           INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Company's Second Amended and Restated Articles of Incorporation (the "Articles") and Bylaws provide that each person who is or was a director of officer of the Company, or each such person who is or was serving at the Company's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise (including the estate or personal representative of such person), shall be indemnified by the Company to the fullest extent permitted by the Georgia Business Corporation Code ("GBCC"), or any other applicable laws as presently or hereafter in effect. The right to indemnification granted by the Articles and the Bylaws includes the right to be paid, in advance, expenses incurred in defending a proceeding. The right to indemnification will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and shall be applicable to matters otherwise within its scope.

         Subsection (a) of Section 14-2-851 of the GBCC provides that a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if
(1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interest of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interest of the corporation; and (C) in the case of a criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with any proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis of personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director or advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsection (a) of Section 14-2-851 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

         Section 14-2-852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

         Section 14-2-856 of the GBCC provides that a corporation shall not indemnify a director for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation: (1) for any appropriation, in violation of the director's duties, of any business opportunity of the corporation; (2) for acts or omissions which involve intentional misconduct or a knowing violation of the law; (3) for the types of liability set forth in Section 14-2-832 of the GBCC (which provides for liability for unlawful distributions to shareholders); or (4) for any transaction from which he or she receives an improper personal benefit.

         Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director; and if he or she is not a director, to such further extent as may be provided by the articles of incorporation or the by-laws, a resolution of the board of directors, or contract, except for liability arising out of conduct that constitutes: (1) appropriation, in violation of his or her duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of the law; (3) the types of liability set forth in Section 14-2-832 of the GBCC (which provides for liability for unlawful distributions to shareholders); or (4) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC, and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances for expenses, in each case to the same extent as a director may be entitled to indemnification or advances for expenses under those provisions. Finally, a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         Lastly, the Company's directors and officers are insured against certain liabilities which they may incur in their capacity as such under a liability insurance policy held by the Company.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         No response to this item is required.

ITEM 8.           EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement. The exhibit denominated by an asterisk (*) was previously filed as exhibit number 10.1 to, and is hereby incorporated by reference from, the Registration Statement on Form S-1 under the Securities Act of 1933 for the Company, Registration No. 333-36678.


      EXHIBIT
      NUMBER                     DESCRIPTION OF EXHIBIT
      -------                    ----------------------
        5.1        Opinion of Smith, Gambrell & Russell, LLP.

      *10.1        1998 Stock Option Plan, as amended.

       23.1        Consent of KPMG LLP.

       23.2 Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

       24.1 Powers of Attorney (contained on the signature page to this Registration Statement).

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on the 22 day of January, 2001.

                            O2WIRELESS SOLUTIONS, INC.



                            By: /s/ Stephen F. Johnston, Sr.
                               -------------------------------------------------
                               Stephen F. Johnston, Sr.
                               Chairman of the Board and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen F. Johnston, Sr. and William J. Loughman as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


         SIGNATURE                            TITLE                          DATE
         ---------                            -----                          ----
/s/ Stephen F. Johnston, Sr.     Chairman of the Board and Chief       January 22, 2001
----------------------------     Executive Officer (Principal
Stephen F. Johnston, Sr.         Executive Officer) and Director



/s/ William J. Loughman          Executive Vice President,             January 22, 2001
----------------------------     Secretary, Treasurer and Chief
William J. Loughman              Financial Officer (Principal
                                 Financial and Accounting Officer)

/s/ Michael W. Riley             President, Chief Operating Officer    January 22, 2001
----------------------------     and Director
Michael W. Riley


/s/ John G. Farmer, Jr.          Director                              January 22, 2001
----------------------------
John G. Farmer, Jr.


/s/ Andrew D. Roscoe             Director                              January 22, 2001
----------------------------
Andrew D. Roscoe


/s/ Lisa Roumell                 Director                              January 24, 2001
----------------------------
Lisa Roumell


/s/ Darin R. Winn                Director                              January 20, 2001
----------------------------
Darin R. Winn

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION OF EXHIBIT
-------          ------------------------------------------
5.1              Opinion of Smith, Gambrell & Russell, LLP.

23.1             Consent of KPMG LLP